EXHIBIT 99.1

Compass Diversified Announces Extension of Credit Agreement Forbearance
WESTPORT, Conn., November 3, 2025 (GLOBE NEWSWIRE) – Compass Diversified (NYSE: CODI) (“CODI”) announced today that its senior secured lender group has extended to November 10, 2025 the due date for CODI to publish its restated financial results for the fiscal years ended December 31, 2022, 2023 and 2024. CODI is in active conversations with its senior lender group regarding a formal forbearance extension that will provide additional time to complete the restatement process. This extension is expected to be finalized in the near term.
CODI continues to make progress toward completing the investigation into financial and accounting irregularities at its Lugano Holding Inc. subsidiary (“Lugano”), and the related restatement of its historical financial statements. The investigation is isolated to Lugano and does not involve any of CODI's other subsidiaries, which continue to deliver solid operating performance.
“We are nearing the end of a highly complex restatement process as we unwind a sophisticated financial and accounting fraud perpetrated by Lugano’s founder and former CEO,” said Elias Sabo, CEO of CODI. “As we move closer to completion, our focus remains on maximizing value for our stakeholders and driving strong performance across the rest of our businesses. We appreciate the continued patience and support of all our stakeholders as we bring this process to a close.”
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, CODI’s expectations as to the timing and outcome of the Lugano investigation, CODI’s credit availability and future liquidity, actions taken in response to the outcome of the investigation, the future performance of Lugano and CODI’s other subsidiaries, the filing or delay of CODI’s periodic reports, and the amount of any potential misstatements associated with Lugano and the impact any such misstatements may have on CODI’s previously issued financial statements or results of operations. Such forward looking statements may be identified by, among other things, the use of forward-looking terminology such as “believe,” “expect,” “may,” “could,” “would,” “plan,” “intend,” “estimate,” “predict,” “potential,” “continue,” “should” or “anticipate” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These statements are based on beliefs and assumptions by the Board of Directors and management, and on information currently available to CODI’s Board of Directors and management. These statements involve risk and uncertainties that could cause CODI’s actual results and outcomes to differ, perhaps materially, including but not limited to: the discovery of additional information relevant to the investigation; the conclusions (and timing of those conclusions) concerning matters relating to the investigation; the timing of the review by, and the conclusions of, Grant Thornton regarding the investigation and CODI’s financial statements; a further material delay in CODI’s financial reporting or ability to hold an annual meeting of stockholders; the impacts of restatement reviews; the likelihood that the control deficiencies identified or that may be identified in the future will result in material weaknesses in CODI’s internal control over financial reporting; and litigation and investigations relating to the matters associated with the Lugano investigation, including with respect to CODI’s representations regarding its financial statements, CODI’s internal controls, restatement reviews, the investigation, or related matters. Please see CODI’s Annual Report on Form 10-K for the year ended December 31, 2024 for other risk factors that you should consider in connection with such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements have been made. Except as required by law CODI does not undertake any public obligation to update any forward-looking statements to reflect events, circumstances, or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Investor Relations
Compass Diversified
irinquiry@compassdiversified.com